                                                                    EXHIBIT 99.1

             THE SHAW GROUP INC. SIGNS LETTER OF INTENT TO PURCHASE SUBSTANTIALLY ALL OF THE ASSETS OF THE IT GROUP, INC.

Baton Rouge, Louisiana, January 16, 2002 - The Shaw Group Inc. (NYSE: SGR) ("Shaw" or "the Company") announced today that it has signed a letter of intent with The IT Group, Inc. to acquire substantially all of the assets and businesses of The IT Group for approximately $105 million and the assumption of certain liabilities. Up to 50% of the purchase price is payable in Shaw stock at either party's option. The letter of intent also contemplates Shaw providing a secured revolving debtor-in-possession ("DIP") credit facility of up to $75 million, with an initial commitment of $25 million. The credit facility will provide The IT Group with liquidity for operation of its businesses until the asset sale is finalized. In conjunction with and as a condition to the proposed transaction and loan, The IT Group announced that it and certain of its subsidiaries have filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code, seeking bankruptcy court approval of the asset sale and credit agreement.

The IT Group is a leading provider of diversified, value-added consulting, engineering and construction, remediation and facilities management services. Through its diverse group of specialized companies, with domestic and international offices, its clients take advantage of extensive expertise to meet their global environmental needs. The IT Group's broad range of services includes the identification of contaminants in soil, air, and water and the subsequent design and execution of remedial solutions. These services are provided through several principal business lines including, Government Services, Commercial Engineering and Construction, Solid Waste, Real Estate Restoration and Consulting.

"With The IT Group, one of the top environmental firms in the country, Shaw is obtaining a leading provider of environmental remediation and facilities management, particularly in the governmental services sector," stated J.M. Bernhard, Jr. Shaw's Chairman, President and Chief Executive Officer. "This acquisition, if approved by the Bankruptcy Court, will continue the Company's strategy of growth and diversification."

Shaw's agreement to purchase The IT Group and provide DIP financing is subject to execution of definitive documentation and bankruptcy court approval. The purchase is also subject to approval under the Hart-Scott-Rodino Act.

The Shaw Group Inc. is the world's only vertically-integrated provider of complete piping systems and comprehensive engineering, procurement and construction services to the power generation industry. Shaw is the largest supplier of fabricated piping systems in the United States and a leading supplier worldwide, having installed piping systems in power plants with an aggregate generation capacity in excess of 200,000 megawatts. While the majority of Shaw's backlog is attributable to the power generation industry, the Company also does work in the process industries, including petrochemical, chemical and refining, and the environmental and infrastructure sector. The Company currently has offices and operations in North America, South America, Europe, the Middle East and Asia-Pacific; and has more than 13,000 employees. For additional information on The Shaw Group, please visit the Company's web site at www.shawgrp.com.

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for certain forward-looking statements. The statements contained herein that are not historical facts (including without limitation statements to the effect that the Company or its management "believes," "expects," "anticipates," "plans," or other similar expressions) and statements related to revenues, earnings, backlog, or other financial information or results are forward-looking statements based on the Company's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those anticipated by the Company. These forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions and are subject to change based upon various factors. Should one or more of such risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in the forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. A description of some of the risks and uncertainties that could cause actual results to differ materially from such forward-looking statements can be found in the Company's reports and registration statements filed with the Securities and Exchange Commission, including its Form 10-K and Form 10-Q, reports and on the Company's web-site under the heading "Forward Looking Statement". These documents are also available from the Securities and Exchange Commission or from the Investor Relations department of Shaw. For more information on the company and announcements it makes from time to time on a regional basis visit our web site at www.shawgrp.com.